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                                                                  EXHIBIT 99(ii)

BROADWING PRESS RELEASE

Investor contact:                           Media contact:
Mike Hemsath                                Thomas Osha
513.397.7788                                513.397.7316
mike.hemsath@broadwing.com                  tom.osha@broadwing.com


                BROADWING INC. REPORTS FINANCIAL RESULTS FOR 2002
               Delivers on Previously Announced Financial Guidance
            Reports Second Consecutive Quarter of Positive Cash Flow
                  Reduces Net Debt by $300 Million During 2002
                    Completes Write-off of Broadband Business


CINCINNATI--March 27, 2003--Broadwing Inc. (NYSE:BRW) today announced its financial results for the fourth quarter and full year 2002. For the fourth quarter, Broadwing reported revenue of $503 million, an 8 percent decline over the same period in 2001. While the company's Cincinnati Bell businesses grew 4 percent, the revenue decline was due to weakness in its Broadwing Communications operations. In the quarter, the company announced an asset impairment charge due to the exit of its Broadwing Communications business. This non-cash charge produced an operating loss of $2.2 billion for the quarter. On a per share basis, the loss from continuing operations was $10.92, versus a loss of $0.95 per share for the same period last year. Additionally, the company produced $30 million of positive cash flow* in the fourth quarter, its second consecutive quarter of positive cash flow.

For the year, revenue declined 5 percent to $2.16 billion. Operating loss increased $1.87 billion to $2.09 billion. The loss from continuing operations was $11.18 per share; an increase of $9.68 over the $1.50 per share loss recorded in 2001. Broadwing also reported that net debt** had decreased $300 million during 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA)*** increased 11 percent to $641 million. This compares favorably with guidance for revenue of $2.15 billion and EBITDA of $640 million.
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Excluding the impact of all special items discussed in detail later in this release, the company's loss from continuing operations was $0.12 per share and $0.46 per share for the fourth quarter and full year 2002, respectively.

"Our Cincinnati Bell businesses continued to produce solid financial results," said Kevin Mooney, chief executive officer of Broadwing Inc. "While it has been a difficult year for our company and our industry, we have made notable progress against our restructuring plan over the last six months. We have strategically realigned our company, successfully completed a comprehensive amendment to our credit facility, and raised new capital. We remain focused on executing our restructuring plan, strengthening our financial position, and creating value for our shareholders."

"We have made good strides toward strengthening our balance sheet and improving our liquidity," said Tom Schilling, chief financial officer of Broadwing Inc. "The company was cash flow positive for the third and fourth quarters, reduced net debt by 9 percent for the year, and has sufficient liquidity until 2006."

Cincinnati-Based Operations
For the fourth quarter, Broadwing's Cincinnati Bell businesses reported revenue growth of 4 percent to $302 million. Operating income improved 19 percent to $85 million. Selling, general and administrative expenses of $46 million represented a 13 percent decrease from the prior period. Capital spending declined year over year by 40 percent, to $28 million.

For the year, the Cincinnati Bell businesses reported consolidated revenue of $1.17 billion for 2002, an increase of 3 percent from a year ago. Operating income increased 18 percent to $356 million. Selling, general and administrative expenses of $180 million were down 18 percent from 2001. For the year, capital spending was $111 million, a reduction of 37 percent from the prior year. The Cincinnati Bell businesses also produced $285 million of positive cash flow during 2002.
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Local Communications Services
Broadwing's local-exchange subsidiary, Cincinnati Bell Telephone, produced revenue growth of 5 percent to $223 million for the fourth quarter. Operating income of $72 million was up 15 percent versus the fourth quarter of 2001. Capital spending of $23 million was $4 million less than the fourth quarter of 2001.

For 2002, Cincinnati Bell Telephone delivered revenue of $849 million, a 2 percent improvement over the prior year. Operating income grew 7 percent to $285 million. CBT's capital spending of $80 million was $41 million less than 2001 and just 9 percent of revenue for the year.

Cincinnati Bell's bundled services offerings added almost 53,000 subscribers during the year and now total almost 289,000 subscribers. The company's penetration of bundled services among its residential access lines is 40 percent, making it one of the industry leaders. The company also expanded its ADSL subscriber base by 23 percent to almost 75,000 subscribers. This represents a 9 percent penetration of addressable access lines.

At the end of 2002, Cincinnati Bell had approximately 1,012,000 lines in service, a loss of less than 2 percent from the end of 2001.

Wireless Services
For the fourth quarter, CBW reported revenue of $64 million, essentially flat versus fourth quarter 2001. Operating income improved 49 percent to $13 million. Capital spending of $4 million was $14 million less than the same period a year ago and represented just 7 percent of revenue. For the quarter, postpaid churn was under 2 percent and postpaid ARPU was $57 per month.

For the year, Cincinnati Bell Wireless produced revenue of $260 million, a 5 percent increase over 2001. Operating income grew by 83 percent to $69 million. Capital spending for 2002 declined $23 million to $30 million. Cincinnati Bell Wireless ended the year with 470,000 subscribers, an increase of 2 percent versus prior year.
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Other Communications Services
Other Communications Services, which includes the company's switched long distance and public payphone operations, reported revenue of $20 million, down 2 percent from the same period a year ago. Operating income remained at break even, unchanged from the fourth quarter of 2001.

For the year, revenue was up 2 percent from 2001 to $80 million. Operating income improved to $2 million from a loss of $4 million in the prior year.

Market share for Cincinnati Bell Any Distance, the company's long distance offering, improved to 69 percent in the residential market and 43 percent in the business market, an improvement of 2 points and 5 points respectively versus the prior year.

"The solid performance of our Cincinnati Bell businesses in 2002, especially relative to their peer group, is a result of that management team's focus and action to preserve and enhance the strength, profitability, competitive position, and substantial cash flows of our local operations," said Jack Cassidy, chief operating officer, Broadwing Inc.

Broadband Services
For the fourth quarter, Broadwing Communications' revenue declined 18 percent to $225 million. As a result of the impact of special items, the operating loss of $2.28 billion was $1.96 billion larger than the loss in the same period a year ago. Capital spending of $8 million in the fourth quarter was $57 million less than the prior year and represented just 4 percent of revenue.

For the full year 2002, Broadwing Communications reported revenue of $1.07 billion, a decline of 11 percent from 2001. Operating loss increased $1.94 billion to $2.44 billion as a result of asset write-downs. Primarily as a result of the completion of the optical network in 2001, capital spending was reduced by $407 million to $65 million in 2002, a level which represented just 6 percent of revenue.
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The terms of the $350 million in new financing arranged by Goldman Sachs &
Company includes restrictions that limit Broadwing Inc.'s funding of Broadwing Communications beyond an aggregate amount of $118 million after October 1, 2002. The amount remaining that could be invested in Broadwing Communications was $58 million as of February 28, 2003. These restraints and liquidity uncertainties have prompted the company's independent accountants to issue a going concern qualification to their audit report that will be filed along with the 2002 standalone, subsidiary financial statements of Broadwing Communications Inc.

Special Items
The following special items impacted Broadwing's income (loss) from continuing operations for the fourth quarter and full year 2002.

- In accordance with SFAS 144, the company recorded a non-cash asset impairment charge at its Broadwing Communications subsidiary of $2.2 billion for the fourth quarter. The net impact of this charge reduced the company's earnings from continuing operations by $6.55 per share for the fourth quarter and full year 2002.

- As a result of the liquidity restrictions and uncertainties surrounding Broadwing Communications, the company's federal income tax provision of $115 million in the fourth quarter of 2002, included a charge of $912 million to establish a valuation reserve against certain deferred tax assets. The impact of this charge reduced the company's earnings from continuing operations by $4.18 per share in both 2002 and the fourth quarter. The company is pursuing several alternatives to resolve these uncertainties related to Broadwing Communications that it expects will result in the realization of these reserved tax assets.

- The company also recorded charges to earnings for restructuring activities of $14 million and $37 million for the fourth quarter and full year 2002, respectively. The net impact of these charges reduced the company's earnings from continuing operations by $0.04 and $0.11 in the fourth quarter and for 2002, respectively.
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-    During the fourth quarter, the company recorded a non-cash, non-recurring charge of $11 million for the write-down of an investment security. This net impact of this charge reduced the company's earnings from continuing operations by $0.03 for both the fourth quarter and full year.

- During the second and third quarters of 2002 the company recognized non-cash, non-recurring benefits to both revenue and operating income of $18 million and $41 million respectively, as a result of the bankruptcy of two carrier customers, releasing Broadwing Communications from its service obligations. This net impact of these items increased the company's earnings from continuing operations by $0.19 in 2002. They had no impact on the fourth quarter results.

- In the second quarter, the company recorded $13 million to recognize shutdown and other costs related to the termination of a construction contract that is in dispute. The net impact of this item reduced earnings from continuing operations by $0.04 per share in 2002. This item had no impact on fourth quarter results.

The company adopted SFAS 142, effective January 1, 2002. As a result, the statement of operations reflects a $2.0 billion non-cash, after-tax charge associated with the write-off of goodwill related to the acquisition of its broadband business. This item had no impact on earnings from continuing operations as it was reported as a cumulative effect of a change in accounting principle.

"For Broadwing, 2003 will represent a transition year as our company migrates back to our roots and core business of running one of the best performing local and wireless operations in our industry," said Mooney.
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           TODAY, THE COMPANY ALSO ANNOUNCED IN A SEPARATE RELEASE THE
              SUCCESSFUL COMPLETION OF A COMPREHENSIVE AMENDMENT TO
                IT BANK CREDIT FACILITY AS WELL AS OTHER PROGRESS
                         AGAINST ITS RESTRUCTURING PLAN.

* The company has presented certain information regarding cash flow in the preceding discussion because the company believes cash flow provides a useful measure of a company's operational performance, liquidity and financial health. Cash flow is defined by the company as SFAS 95 cash provided by (used in) operating, financing and investing activities, less changes in restricted cash in operating activities, issuance and repayment of long-term debt in financing activities, short-term borrowings (repayments) in financing activities and proceeds from the sale of discontinued operations in investing activities. Cash flow should not be considered as an alternative to net income (loss) or operating income (loss) and may not be comparable with cash flow as defined by other companies.

**The company has presented certain information regarding net debt in the preceding discussion because the company believes net debt provides a useful measure of a company's liquidity and financial health. Net debt is defined by the company as the principle balances of short-term and long-term borrowings under the company's credit facility; Cincinnati Bell Telephone notes; 9% senior subordinated notes and 12 1/2% senior notes of Broadwing Communications; 7 1/4% senior secured notes and 6 3/4% convertible subordinated debentures of the parent company; capital leases; other short-term debt of the company and minority interest, offset by cash and cash equivalents.

***The company has presented certain information regarding Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA) in the preceding discussion because the company believes that EBITDA is generally accepted as providing useful information regarding a company's ability to service and incur debt. In this regard, the company uses EBITDA as one of the measures to evaluate its operating performance and the operating performance of its segments. EBITDA represents net income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle, interest expense and other financing costs, income tax expense (benefit), depreciation, amortization, restructuring, asset impairments and other charges, minority interest expense (income), equity loss in unconsolidated entities, loss (gain) on investments and other expense (income). EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to net income (loss) or operating income (loss) or as an alternative to cash flow as a source of liquidity, and may not be comparable with EBITDA as defined by other companies.

                                       ###
CONFERENCE CALL/WEBCAST
Broadwing Inc. will host a conference call discussing its 2002 results and progress against its restructuring plan on Thursday, March 27, 2003 at 10:00 am EST, which will be web-cast on the company's website at www.broadwing.com.
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ABOUT BROADWING
Broadwing Inc. (NYSE: BRW) is an integrated communications company comprised of Broadwing Communications and Cincinnati Bell. Broadwing Communications leads the industry as the world's first intelligent, all-optical, switched network provider and offers businesses nationwide a competitive advantage by providing data, voice and Internet solutions that are flexible, reliable and innovative on its 18,700-mile optical network and its award-winning IP backbone. Cincinnati Bell is one of the nation's most respected and best performing local exchange and wireless providers with a legacy of unparalleled customer service excellence and financial strength. The company was recently ranked number one in customer satisfaction, for the second year in a row, by J.D. Power and Associates for local residential telephone service and residential long distance among mainstream users and received the number one ranking in wireless customer satisfaction in its Cincinnati market. Cincinnati Bell provides a wide range of telecommunications products and services to residential and business customers in Ohio, Kentucky and Indiana. Broadwing Inc. is headquartered in Cincinnati, Ohio. For more information, and to obtain detail of the company's definition of net debt, EBITDA and cash flow, visit www.broadwing.com.

NOTE: Information included in this news release contains forward-looking statements that involve potential risks and uncertainties. Broadwing's future results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, Broadwing's ability to maintain its market position in communications services, general economic trends affecting the purchase of telecommunication services, world and national events that may affect the ability to provide services, and its ability to develop and launch new products and services. More information on potential risks and uncertainties is available in the company's recent filings with the Securities and Exchange Commission, including the 2001 Form 10-K for Broadwing Inc. and Broadwing Communications Inc.